As filed with the Securities and Exchange Commission on June 14, 2007
                                           Registration No. 333-_________

                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                              IVPSA CORPORATION
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

              NEVADA                      3841              41-2242019
  -------------------------------  -----------------    -----------------
  (State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
  Incorporation or Organization)        Industrial      Identification No.)
                                     Classification
                                          Number)

                   2859 Aliso, Henderson, Nevada             89074
          ----------------------------------------------   -----------
            (Address of Principal Executive Offices)       (Zip Code)

                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       Calculation of Registration Fee

========================================================================
TITLE OF EACH                        PROPOSED     PROPOSED
CLASS OF                             MAXIMUM      MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)      FEE
Common stock
$0.001 par value     10,873,750(1)   $0.02(2)     $217,475.00   $ 6.68
                   ----------------------------------------------------

TOTAL                10,873,750       N/A         $217,475.00   $ 6.68
=========================================================================

(1) The shares included herein are being distributed to the stockholders of Eaton Laboratories, Inc. The Eaton Laboratories shareholders will not be charged or assessed for IVPSA Corporation Common Stock, and Eaton
Laboratories will receive no consideration for the distribution of the foregoing shares in the spin-off.

(2) There currently exists no market for IVPSA Corporation's Common Stock. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.02 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION DATED ________, 2006

                              IVPSA Corporation

           10,873,750 shares of common stock held by stockholders

This prospectus relates to the distribution by dividend to all of the original stockholders of Eaton Laboratories, Inc., 10,873,750 shares of IVPSA Corporation, common stock (the "Distribution"). IVPSA Corporation is not selling any shares of common stock in this distribution and therefore will not receive any proceeds from this distribution. All costs associated with this registration will be borne by IVPSA Corporation. IVPSA Corporation was a wholly-owned subsidiary of Eaton Laboratories, Inc. IVPSA Corporation is now an independent public company. Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of June 14, 2007, we have 10,873,750 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board.

      These Securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 10.

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The Date of This Prospectus Is:  [date] ___, 2007

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
SUMMARY OF DISTRIBUTION................................................. 3
THE SPIN-OFF AND PLAN OF DISTRIBUTION..................................  5
SUMMARY FINANCIAL INFORMATION...........................................10
RISK FACTORS............................................................10
RISK FACTORS RELATING TO OUR COMPANY....................................11
RISK FACTORS RELATING TO OUR COMMON SHARES..............................18
CAPITALIZATION .........................................................22
FORWARD-LOOKING STATEMENTS..............................................23
USE OF PROCEEDS.........................................................23
CERTAIN MARKET INFORMATION..............................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............23
DESCRIPTION OF BUSINESS.................................................25
LEGAL PROCEEDINGS.......................................................32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............32
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................36
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........37
THE DISTRIBUTION. ......................................................39
MANNER OF EFFECTING THE DISTRIBUTION....................................40
FEDERAL INCOME TAX CONSIDERATIONS.......................................44
FEDERAL SECURITIES LAWS CONSEQUENCES....................................46
DESCRIPTION OF SECURITIES...............................................46
DIVIDEND POLICY.........................................................49
TRANSFER AGENT..........................................................49
LEGAL MATTERS...........................................................49
EXPERTS.................................................................49
WHERE YOU CAN FIND MORE INFORMATION.....................................50
FINANCIAL STATEMENTS....................................................51

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-4
POWER OF ATTORNEY.....................................................II-6
SIGNATURES............................................................II-6

                               PROSPECTUS SUMMARY
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

The Company was organized August 14, 2006 (Date of Inception) under the laws of the State of Nevada, as IVPSA Corporation. The Company was incorporated as a subsidiary of Eaton Laboratories, Inc., ("Eaton"), a Nevada corporation.

Eaton Laboratories. IVPSA's parent corporation set October 30, 2006 to spin off its wholly-owned subsidiary, IVPSA Corporation.

On November 1, 2006, the record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned. The IVPSA Corporation stock dividend was be based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date.

Eaton retained no ownership in IVPSA Corporation following the spin off. Further, IVPSA Corporation is no longer a subsidiary of Eaton. At the time of spin off, all of the medical device operations of Eaton Laboratories were transferred into IVPSA Corporation


SUMMARY OF DISTRIBUTION
-----------------------

Eaton has been engaged in the development of a generic pharmaceutical product since 2002. Eaton began seeking business opportunities into medical devices, and formed IVPSA Corporation, a wholly owned subsidiary to focus on medical devices. Eaton management decided to spin off its subsidiary, whereby Eaton could focus other business opportunities and IVPSA Corporation, its former subsidiary could focus on the development of medical devices. For this reason, Eaton spun off its subsidiary.

Following the Distribution, IVPSA may seek to expand its operations through additional research and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of IVPSA. There are no assurances that IVPSA may be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, IVPSA has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

The board of directors and management of Eaton believe that the Distribution is in the best interests of Eaton and its stockholders. Eaton believes that the Distribution will enhance value for Eaton stockholders and that the spin off of the medical device business into IVPSA has provided greater access to capital by allowing the financial community to focus solely on IVPSA and its medical device business as a stand alone company. In determining the terms of the spin off of the medical device business and the Distribution, the board considered the ability of Eaton to satisfy its working capital needs as a whole as against the ability of the medical device business to satisfy its capital needs as a stand alone company. In addition, Eaton's board believed that, as a result of each company's business plan, the medical device business as a stand-alone company would more easily be able to obtain financing from third parties.


                    Why IVPSA Sent This Document To You

IVPSA Corporation sent you this document because you were an owner of Eaton Laboratories common stock on October 30, 2006, the record date. This entitles you to receive a distribution of one (1) share of Common Stock of IVPSA Corporation, which was a wholly-owned subsidiary of Eaton Laboratories, for every one (1) shares of Eaton Laboratories you owned. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your IVPSA Corporation shares.

This document describes IVPSA's business, the relationship between Eaton and IVPSA, and how this transaction benefits Eaton and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of IVPSA stock you will receive as part of this Distribution. You should be aware of certain risks relating to the Distribution and IVPSA's businesses, which are described in this document beginning on page 10.


About Us

IVPSA was incorporated in Nevada on August 14, 2006 as a wholly-owned subsidiary of Eaton Laboratories, Inc. IVPSA received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of Eaton Laboratories medical device operations. These agreements, contracts, understandings and other instruments consisted of all medical device related intellectual property.

IVPSA Corporation plans to produce medical device products. The company plans to distribute its product(s) into the marketplace through medical device wholesalers and hospitals.

Our principal offices are currently located at 2859 Aliso, Henderson, Nevada 89074. Our telephone number is (702) 732-4023.



                      THE SPIN-OFF AND PLAN OF DISTRIBUTION
                      -------------------------------------


Distributing Company       Eaton Laboratories, Inc., a Nevada corporation.  As
                           used in this  prospectus, the term Eaton includes
                           Eaton Laboratories, Inc., and its wholly-owned and majority-owned subsidiaries, other than the Company, as of the relevant date, unless the context otherwise requires.

Distributed Company        IVPSA Corporation, a Nevada corporation.
                           As used in this prospectus, the terms IVPSA, the Company, we, our, us and similar terms mean IVPSA Corporation, as of the relevant date, unless the context otherwise requires.

IVPSA Shares               Eaton Laboratories will distribute to IVPSA
to be Distributed          stockholders an aggregate of approximately
                           10,873,750 shares of Common Stock, $0.001 par value per share, of IVPSA Corporation The shares of IVPSA Common Stock distributed will constitute 100% of the IVPSA Common Stock outstanding after the Distribution. Immediately following the Distribution, Eaton and its subsidiaries will not own any shares of IVPSA
                           Corporation Common Stock and IVPSA will be an independent public company.

Record Date                If you owned Eaton Laboratories shares at the close
                           of Business on October 30, 2006 (the "Record Date"), then you received IVPSA Corporation common stock in the Distribution.

Distribution Date          You will receive your IVPSA Corporation stock
                           certificate from our transfer agent. The stock certificate was mailed to you on November 1, 2006.
                           If you are not a record holder of Eaton stock because such shares are held on your behalf by your stockbroker or other nominee, your IVPSA
                           Corporation Common Stock should be credited to your account with your stockbroker or other nominee after the Distribution date. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution               On the Distribution Date, the distribution agent
                           identified below will begin distributing certificates representing our Common Stock to Eaton stockholders. You will not be required to make any payment or take any other action to receive your shares of our Common Stock. Following the effectiveness of this registration statement, the distributed shares of our Common Stock will be freely transferable unless you are issued shares in respect of restricted shares of Eaton common stock.

Distribution Ratio         Eaton will distribute to Eaton stockholders an
                           aggregate of approximately 10,873,750 shares of Common Stock of IVPSA, based on 10,873,750
                           Eaton shares outstanding on the record date.
                           Therefore, for every one share of Eaton common stock that you own of record on October 30, 2006, you will receive one share of IVPSA Corporation
                           Common Stock.

Distribution Agent         Empire Stock Transfer, Inc.  Their address is 2470
                           St. Rose Pkwy, Suite 304, Henderson, NV 89074.
                           Their telephone number is (702) 818-5898.

Transfer Agent and         Empire Stock Transfer, Inc.  Their address is 2470
Registrar for the IVPSA    St. Rose Pkwy, Suite 304, Henderson, NV 89074.
Corporation Shares         Their telephone number is (702) 818-5898.

Trading Market             We are not trading on any exchange.

Dividend Policy            Eaton has not paid cash dividends in the past, and
                           we anticipate that following the Distribution neither IVPSA nor Eaton will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by IVPSA
                           Corporation and Eaton will be at the sole discretion of their respective boards of directors.

Risk Factors               The distribution and ownership of our Common Stock
                           involve various risks. You should read carefully the factors discussed under "Risk Factors" beginning on page 10. Several of the most significant risks of the Distribution include:

                           o The Distribution may cause the trading price of Eaton Common Stock to decline.

                           o There has not been a prior trading market for IVPSA Corporation Common Stock and a trading market for our Common Stock may not develop.

                           o The Distribution of IVPSA Corporation Common Stock may result in tax liability to you.

                           o      Eaton and IVPSA may in the future,
                                  sell or issue unregistered convertible
                                  securities which are convertible into
                                  common shares of IVPSA Corporation
                                  without limitations on the number of common shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.


Federal Income Tax         Eaton and IVPSA Corporation do not intend for the
Consequences               Distribution to be tax-free for U.S. federal income
                           tax purposes. You will be required to pay income tax on the value of your shares of IVPSA
                           Common Stock received to the extent of the current or accumulated earnings and profits of Eaton. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.


Our Relationship with      After the Distribution, Eaton will have no
Eaton After the            ownership interest in IVPSA Corporation.
Distribution               IVPSA will be a stand alone corporation.


Board of Directors of      After the Distribution, IVPSA Corporation is
IVPSA                      expected to have an initial board of one director.
                           The initial directors will serve a one-year terms.
                           T. J. Jesky has been identified to serve on the initial board IVPSA. Mr. Jesky will be the largest shareholder of IVPSA, Inc., and will own 9.1% of Eaton.


Management of IVPSA        Mr. Jesky will serve as Chairman of the Board of
                           IVPSA and will also serve as President and Chief Executive Officer of IVPSA. Mr.
                           Jesky will not provide services to IVPSA on a full-time basis.

Conflicts of Interest      After the  Distribution, Mr. Jesky, Director
                           and sole officer of IVPSA Corporation will be the largest shareholder of IVPSA Corporation, owning 36.7% of IVPSA common stock and owning 9.1% of Eaton' common stock. This relationship could create, or appear to create, potential conflicts of interest when Eaton
                           Laboratories is faced with decisions that have different implications for IVPSA and Eaton, such as potential business acquisitions to be made by IVPSA or disputes arising out of any agreements between the two companies. IVPSA
                           Corporation does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Stockholder Inquiries      Any persons having inquiries relating to the
                           Distribution should contact the Shareholder
                           Services department of the distribution agent at
                           (702) 818-5898 or IVPSA, in writing at IVPSA
                           Corporation, 2859 Aliso, Henderson, Nevada
                           89074.

                            SUMMARY FINANCIAL INFORMATION
                            -----------------------------


                                                             For The Period
                                                              August 14, 2006
                                                              (Inception) to
                                                               March 31, 2007
                                                           ------------------
Statement of Operations Data:
  Revenues                                                          $      -
  Net Loss                                                          $(36,430)
  Net Loss Per Common Share - Basic and Diluted                     $  (0.00)
Weighted Average Common Shares Outstanding - 10,873,750
  Basic and Diluted

Balance sheet data:
                                                                 March 31, 2007
                                                             ------------------
Working Capital                                                     $      -
Total Assets                                                        $      -
Stockholders' Equity                                                $      -





                                 RISK FACTORS
                                 ------------

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

YOU SHOULD READ THE FOLLOWING RISK FACTORS CAREFULLY BEFORE PURCHASING OUR
                               COMMON STOCK.

                      RISK FACTORS RELATING TO OUR COMPANY
                      ------------------------------------

1. Since we are a development stage medical device company, we have generated no revenues, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on August 14, 2006, we are a spin off of Eaton Laboratories, which was incorporated February 2, 2000; we have realized no revenues. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this distribution.


2. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, at March 31, 2007 we had no working capital. We had a net loss of approximately $(36,430) for the period August 14, 2006 (inception) to March 31, 2007.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period August 14, 2006 (inception) to March 31, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  We expect losses in the future because we have little revenue.

We have generated no revenues , we are expect losses over the next twelve (12) months since we have no revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. IVPSA has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

Although Eaton Laboratories has operated as a reporting public company since 2005 and has been working on the development of generic pharmaceutical formulations, IVPSA Corporation does not have an operating history as an independent public company. Historically, since the businesses that comprise each of IVPSA and Eaton have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, IVPSA Corporation will be an independent company, unable to rely on Eaton Laboratories. Following the Distribution, IVPSA Corporation will maintain its own credit and banking relationships and perform its own financial and investor relations functions. IVPSA may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as fully reporting independent public company, and the development of such structure will require asignificant amount of management's time and other resources.


5. Since our officer works or consults for other companies, his other activities could slow down our operations.

T. J. Jesky, our sole officer, does not work for us exclusively and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

T. J. Jesky, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. The responsibility of developing the company's business, the distribution of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Jesky. Mr. Jesky was the former President of Eaton
Laboratories, the Company that spun off IVPSA Corporation. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Jesky intends to limit his role in his other business activities and devote more of his time to IVPSA Corporation after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

6. Our sole officer, Mr. T. J. Jesky, no prior experience in running a medical device company.

Our sole executive officer has no experience in operating a medical device company prior to IVPSA Corporation Mr. Jesky did serve as President of Eaton Laboratories from February 2, 2000 (inception) until March 2007. Due to his lack of experience, our executive officer may make wrong decisions and choices regarding key decisions on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry.


7. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

As of March 31, 2007, the Company had no working cash nor equivalents. The Company needs at least five hundred dollars ($500,000) in order to obtain FDA (Food and Drug Administration) approval to market our potential medical device. The company has yet to find sourcing for this endeavor. The Company has initial plans to develop a catheter medical device. The regulatory requirements of the FDA will be capital intensive, this project will also require a larger working capital basis to maintain adequate inventories of the approved product. This need for additional funds will be derived from future stock offerings. These future offerings could significantly dilute the value of any previous investor's investment. If and when FDA approval can be obtained for this product, the Company will be required to produce product for distribution.
The company anticipates that its budge for $500,000 will include retail inventory of the medical device.

There are no guarantees given that the Company will be able to find the necessary financing or the necessary financing will be available, if required or if available, will be on terms and conditions satisfactory to management. The above outlined capital problems which could significantly affect the value of any Common Shares and could result in the loss of an investor's entire investment.

8. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

9. We may not be able to compete with larger medical device companies, the majority of whom have greater resources and experience than we do.

The Company has no way of knowing that other companies may be working on bringing the same medical device into the market. In order to obtain FDA approval to market a medical device, it can take almost a twelve (12) to eighteen (18) months to obtain approval from the FDA. And, there is no way to know if someone else has submitted similar paperwork beforehand. Therefore, there is always a possibility that similar medical device may enter the market before our licensed product.

Many of the Company's competitors are significantly larger and have substantially greater financial, distribution, marketing and other resources and have achieved better recognition for their brand names for product lines or certain products than the Company. There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company.


10. If we receive regulatory approval we will also be subject to ongoing FDA obligation and continued regulatory review.

Any regulatory approvals that we receive for our products may also be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for potentially costly post-marketing follow-up studies. In addition we or our third party manufacturers may be required to undergo a pre-approval inspection of manufacturing facilities by the FDA and foreign authorities before obtaining marketing approval and will be subject to periodic inspection by the FDA and corresponding foreign regulatory authorities under reciprocal agreements with the FDA. Such inspections may result in compliance issues that could prevent or delay marketing approval or require the expenditure of money or other resources to correct noncompliance.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, our collaborators, or us, including requiring withdrawal of the product from the market. Our product candidates will also be subject to ongoing FDA requirements for the labeling, packaging, storage, advertising, promotion, record-keeping, and submission of safety and other post-market information on the drug. If our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

     o    issue warning letters;

     o    impose civil or criminal penalties;

     o    withdraw regulatory approval;

     o    suspend any ongoing clinical trials;

     o refuse to approve pending applications or supplements to approved applications filed by us or our collaborators;

     o impose restrictions on operations, including costly new manufacturing requirements; or

     o    seize or detain products or require a product recall.


If we fail to comply with applicable domestic regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.


11. To be successful, our medical device(s) must be accepted by health care professionals, who can be very slow to adopt or unreceptive to new technologies and products.

Our future medical devices, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide to not accept and utilize these products. The product candidates that we are attempting to develop represent substantial departures from established treatment methods and will compete with a number of more conventional drugs and therapies manufactured and marketed by major medical device companies. The degree of market acceptance of any of our developed products will depend on a number of factors, including:

     o our establishment and demonstration to the medical community of the clinical efficacy and safety of our product candidates;

     o our ability to create products that are superior to alternatives currently on the market, including in terms of pricing and cost-effectiveness, relative convenience, and ease of administration;

     o    the prevalence and severity of adverse side effects; and

     o our ability to establish in the medical community the potential advantage of our treatments over alternative treatment methods.

If the health care community does not accept our products for any of the foregoing reasons, our revenues from the sale of any approved product would be significantly reduced.

12. The reimbursement status of newly approved healthcare products and treatments is no established and failure to obtain adequate reimbursement could limit our ability to market any products we may develop.

Our ability to commercialize our product candidates in domestic markets successfully will depend in part on the extent to which governmental authorities, private health insurers, managed care programs, and other organizations establish appropriate coverage and reimbursement levels for the cost of our products and related treatments. There is significant uncertainty related to the reimbursement of newly approved medical devices. Third party payors are increasingly attempting to contain healthcare costs and challenging the prices charged for medical products and services, both by limiting coverage and by reducing the level of reimbursement for medical devices. For example, the trend toward managed health care in the United States, which could significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may result in lower prices for our product candidates or exclusion of our product candidates from coverage and reimbursement programs. If third parties fail to provide adequate reimbursement for our products, consumers and health care providers may choose not to use our products, which could significantly reduce our revenues from the sale of any approved product and prevent us from realizing an acceptable return on our investment in product development.


13. We have no commercial production capability and we may encounter production problems or delays, which could result in lower revenues.

To date, we have not produced any product. To achieve anticipated customer demand levels we will need to find suppliers who can contract manufacturer the products for us and provide us with adequate levels of inventory. Our contract manufacturers may not be able to maintain acceptable quality standards. If we cannot achieve the required level and quality of production, we may need to outsource production or rely on licensing and other arrangements with third parties. We may not be able to successfully outsource our production or enter into licensing or other arrangements under acceptable terms with these third parties, which could adversely affect our business. Our inability to identify potential manufacturers, or to enter into or maintain agreements with them on acceptable terms, could delay or prevent the commercialization of our products, which would adversely affect our ability to generate revenues and could prevent us from achieving or maintaining profitability. In addition reliance on third-party manufacturers could reduce our gross margins and expose us to the risks inherent in relying on others. We may also encounter problems with production yields, shortages of qualified personnel, production costs, and the development of advanced manufacturing techniques and process controls.

14. We will be required to comply with Good Manufacturing Requirements, and our failure to do so may subject us to fines and other penalties.

We, or our other third party manufacturers of our products must comply with current good manufacturing practice, or cGMP, requirements demanded by customers and enforced by the FDA through its facilities inspection program.

These requirements include quality control, quality assurance, and the maintenance of records and documentation. We, our collaborators, or other third party manufacturers of our products may be unable to comply with these cGMP requirements and with other FDA, state, and foreign regulatory requirements. These requirements may change over time and we, or third party manufacturers, may be unable to comply with the revised requirements. A failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval. If the safety of any quantities supplied by third-parties is compromised due to their failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for, or successfully commercialize, product candidates that we may develop.

15. We may incur substantial liabilities from any product liability claims, including claims made against third parties we have agreed to indemnify.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials, and will face an even greater risk if we sell our product candidates commercially. An individual may bring a liability claim against us if one of our product candidates causes, or merely appears to have caused, an adverse effect or injury.
These risks will exist even for products developed that may be cleared for commercial sale. If we cannot successfully defend ourselves against any product liability claims, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in any one or a combination of the following:

     o    injury to our reputation;

     o    withdrawal of clinical trial participants;

     o    costs of related litigation;

     o    substantial monetary awards to patients or other claimants;

     o    decreased demand for our product candidates;

     o    loss of revenues; and

     o    the inability to commercialize our product candidates.

We intend to secure limited product liability insurance coverage, but we may not be able to obtain such insurance on acceptable terms with adequate coverage, or at reasonable or affordable costs. The amount of insurance coverage we obtain may not be adequate to protect us from all liabilities.
We may not have sufficient resources to pay for any liabilities resulting from a claim beyond the limit of, or excluded from, our insurance coverage.


16. Our sole officer/director and largest shareholder own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our sole officer/director and our second largest stockholder, in the aggregate, beneficially own approximately or have the right to vote approximately 68.9% of our outstanding common stock. As a result, these two stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

                     RISKS RELATING TO OUR COMMON SHARES
                     -----------------------------------

17. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

18. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:
(a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

19. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between IVPSA Corporation or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this distribution. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The Company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, announcements of technological innovations or new solutions by the Company or its competitors, general conditions in medical device industry, and other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced price and volume fluctuations, which have affected the market price for many companies in industries similar or related to that of the Company, which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse eject on the market price of the Company's common stock if it ever becomes tradable.


20. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

21. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.


22. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               CAPITALIZATION
                               --------------

The following table sets forth, as of March 31, 2007, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                         March 31, 2007
                                                       ------------------

                                                            Actual
                                                         -----------

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, 10,873,750 shares
    issued and outstanding as of 3/31/07                       10,873
   Additional paid-in capital                                  25,557
   (Deficit) accumulated during development
    stage                                                     (36,430)
                                                         -------------
                                                         $          -
                                                         =============

                          FORWARD-LOOKING STATEMENTS
                          --------------------------

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of IVPSA Corporation, and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect IVPSA' future results and could cause those results to differ materially from those expressed in such forward looking statements.


                               USE OF PROCEEDS
                               ---------------

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.



                           CERTAIN MARKET INFORMATION
                           --------------------------

There currently exists no public trading market for our common stock. We do not intend to develop a public trading market until the spin-off registration has been completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of IVPSA and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange

Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming a medical device company, that licenses, develops, markets and sells medical device products through drug wholesalers, hospitals, clinic, and health maintenance organizations. We are developing these products by hiring the services outside contract manufacturing and testing facilities.

Results of Operations for Period Ending March 31, 2007

We earned no revenues since our inception on August 14, 2006 through March 31, 2007. We do not anticipate earning any significant revenues until such time as we can bring to the market a medical device product. We are presently in the development stage of our business and we can provide no assurance that we will be successful in developing any medical device products.

For the period inception through March 31, 2007 we generated no income. Since our inception on August 14, 2006 we experienced a net loss of $(36,430). Our loss was attributed to organizational expenses and entering into a exclusive option agreement for a medical device. We anticipate our operating expenses will increase as we enhance our operations. The increase will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues

We generated no revenues for the period from August 14, 2006 (inception) through March 31, 2007. We do not anticipate generating any revenues for at least 24 months.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2007 reflects $0 assets and $ 0 liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $500,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Our sole officer/director has agreed to donate funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.



                             DESCRIPTION OF BUSINESS
                             -----------------------

Corporate History
-----------------

The Company was organized August 14, 2006 (Date of Inception) under the laws of the State of Nevada, as IVPSA Corporation. The Company was incorporated as a subsidiary of Eaton Laboratories, Inc., ("Eaton"), a Nevada corporation.

On November 1, 2007, the record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned. The IVPSA Corporation stock dividend was be based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. Eaton retained no ownership in IVPSA Corporation following the spin off. Further, IVPSA Corporation is no longer a subsidiary of Eaton. The spin off resulted in IVPSA taking over the medical device operations of Eaton Laboratories.


IVPSA Business Plan
-------------------

IVPSA Corporation is a developmental medical device company which plans to produce medical devices, utilizing the services contract manufacturing facilities. The company plans to distribute its product(s) into the marketplace through medical supply wholesalers, hospitals and health maintenance organizations.

Exclusive Option Agreement
--------------------------

IVPSA entered into an "Exclusive Option Agreement" with the Cleveland Clinic, Cleveland, Ohio to investigate and conduct due diligence with respect to the commercial viability of the licensable technology prior to executing a formal License Agreement. The technology consists of a central line catheter with the ability to access the jugular bulb. The jugular bulb is part of the internal jugular vein that collects the blood from the brain, from the superficial parts of the face, and from the neck. This catheter was invented by a physician at the Cleveland Clinic.


Central line catheter product
-----------------------------

Most patients in the neuro critical care setting as well as patients undergoing neurovascular procedures receive a central line catheter. Jugular bulb oxygen saturation monitoring is a well established method used in neurosurgical intensive care, particularly in context of head injury. Jugular Bulb Saturation measures the efficiency of oxygen use by the brain.

Currently catheters for measuring jugular venous oxygen saturation are inserted into the jugular vein in a cephalad (toward the head) direction, with an catheter accessing the jugular bulb. The cephalad method is complex, time-consuming and could lead to complications. Traditionally, anesthesiologists and critical care physicians use caudad (toward the feet) catheter insertion to access the central venous system. Double catheterization (inserting both caudad and cephalad catheters) allows for dual access but may cause patient discomfort or trauma and a greater potential for infection.

The fear of complications with introducing a catheter towards the brain has discouraged the clinicians in using this monitoring method. The newly designed catheter will give the extra ability to access the jugular bulb for sampling and monitoring of its oxygen saturation.

The newly designed catheter will give access to the blood exiting the brain that can also give information about brain metabolism and its byproducts. Such information is important not only in the neuro-critical care units, but also during intracranial vascular surgical procedures. This method has also been suggested for monitoring the brain in cardiac surgical procedures.


FDA Approval Process
--------------------

An investigational device exemption ("IDE") allows the investigational device to be used in a clinical study in order to collect safety and effectiveness data required to support a Premarket Approval ("PMA") application or a Premarket Notification submission to Food and Drug Administration ("FDA"). Clinical studies are most often conducted to support a PMA. Investigational use also includes clinical evaluation of certain modifications or new intended uses of legally marketed devices. All clinical evaluations of investigational devices, unless exempt, must have an approved IDE before the study is initiated. Clinical evaluation of devices that have not been cleared for marketing requires:

     o an IDE approved by an institutional review board (IRB). If the study involves a significant risk device, the IDE must also be approved by FDA;

     o  informed consent from all patients;

     o  labeling for investigational use only

     o  monitoring of the study and;

     o  required records and reports.

In order to conduct a significant risk device study, we must:

     o submit a complete IDE application to FDA for review and obtain FDA approval of the IDE;

     o submit the investigational plan and report of prior investigations and to the IRB at each institution where the investigation is to be conducted for review and approval; and

     o select qualified investigators, provide them with all necessary information on the investigational plan and report of prior investigations, and obtain signed investigator agreements from them.

Once an IDE application is approved, the following requirements must be met in order to conduct the investigation in compliance with the IDE regulation:

     o Labeling - The device must be labeled in accordance with the labeling provisions of the IDE regulation and must bear the statement "CAUTION Investigational Device. Limited by Federal (or United States) law to investigational use."

     o Distribution - Investigational devices can only be distributed to qualified investigators.

     o Informed Consent - Each subject must be provided with and sign an informed consent form before being enrolled in the study.

     o Monitoring - All investigations must be properly monitored to protect the human subjects and assure compliance with approved protocols.

     o Commercialization, promotion, and misrepresentation of an investigational device and prolongation of the study are prohibited.

     o Records and Reports - Sponsors and investigators are required to maintain specified records and make reports to investigators, IRBs, and FDA.



IVPSA Funding Requirements
--------------------------

IVPSA does not have the required capital or funding to complete this initial project. Management anticipates IVPSA will require at least $500,000 to complete to perform the required FDA studies and produce inventory. The Company has yet to source this funding.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Competition
-----------

The medical device industry is highly competitive. Factors contributing to the industry's increasingly competitive market include regulatory changes, product substitution, technological advances, and the entrance of new competitors.

Most all of our competitors have significantly greater financial, marketing, other resources, and larger customer bases than we have and are more financially leveraged than we are. As a result, these competitors may be able to adapt changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure for cancelled services, take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products; and adapt more
aggressive pricing policies.   All of which may contribute to intensifying
competition and may affect our future revenue growth.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have a patent application in process for our first medical device. The patent application process is being handled by our licensing partner. We will assess the need for any copyright, trademark or patent applications on an ongoing basis as we obtain the rights to purchase technologies.

Need for Government Approval for our Services
---------------------------------------------

Overview. The development and commercialization of our products will be subject to extensive regulation in the United States by a number of regulatory authorities, including the United States Food and Drug Administration, and by comparable regulatory authorities in foreign countries. These regulatory authorities and other federal, state and local entities will regulate, among other things, the preclinical and clinical testing, safety, effectiveness, approval, manufacturing, labeling, packaging, export, storage, recordkeeping, adverse event reporting, and promotion and advertising of our products. We will require FDA approval of our products, including a review of the manufacturing processes and facilities used to produce our products, before we may market the products in the United States.


Medical Device Approval Process. Medical devices are regulated by the FDA according to their classification. The FDA classifies a medical device into one of three categories based on the device's risk and what is known about the device. The three categories are as follows:

     o Class I devices are generally lower risk products for which sufficient information exists establishing that general regulatory controls provide reasonable assurance of safety and effectiveness. Most class I devices are exempt from the requirement for premarket notification under section 510(k) of the Federal Food, Drug, and Cosmetic Act. FDA clearance of a premarket notification is necessary prior to marketing a non-exempt class I device in the United States.

     o Class II devices are devices for which general regulatory controls are insufficient to provide a reasonable assurance of safety and effectiveness and for which there is sufficient information to establish special controls, such as guidance documents or performance standards, to provide a reasonable assurance of safety and effectiveness. A 510(k) clearance is necessary prior to marketing a non-exempt class II device in the United States.

     o Class III devices are devices for which there is insufficient information demonstrating that general and special controls will provide a reasonable assurance of safety and effectiveness and which are life-sustaining, life-supporting or implantable devices, or devices posing substantial risk. Unless a device is a preamendments device that is not subject to a regulation requiring a Premarket Approval (PMA), the FDA generally must approve a PMA prior to the marketing of a class III device in the United States.

Our potential medical device is classified as a "Class-II" device. The PMA process is expensive and uncertain. A PMA must be supported by valid scientific evidence which typically includes extensive data, including pre-clinical data and clinical data from well-controlled or partially controlled clinical trials, to demonstrate the safety and effectiveness of the device.

Product and manufacturing and controls specifications and information must also be provided. Obtaining approval can take several years and approval may be conditioned on, among other things, the conduct of post-market clinical studies. Any subsequent change to an approved PMA that affects the safety or effectiveness of the device will require approval of a supplemental PMA. We cannot be sure that approval of a PMA or PMA supplement will be granted on a timely basis, if at all, or that the FDA's approval process will not involve costs and delays that will adversely affect our ability to commercialize our products.

Whether or not a product is required to be approved before marketing, we must comply with strict FDA requirements applicable to devices, including quality system requirements pertaining to all aspects of our product design and manufacturing process, such as requirements for packaging, labeling, record keeping, including complaint files, and corrective and preventive action related to product or process deficiencies. The FDA enforces its quality system requirements through periodic inspections of medical device manufacturing facilities. In addition, Medical Device Reports must be submitted to the FDA to report an event or information that reasonably suggests that a device may have caused or contributed to a death or serious injury; or has malfunctioned and that the device or a similar device marketed by the same manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Similar to adverse event reports applicable to drugs, medical device reports can result in agency action such as inspections, recalls, and patient/physician notifications, and are often the basis for agency enforcement actions. Because the reports are publicly available, they can also become the basis for private tort suits, including class actions.

Labeling and Advertising. The nature of marketing claims that the FDA will permit us to make in the labeling and advertising of our biologics and medical devices will be limited to those specified in an FDA approval and claims exceeding those that are approved will constitute a violation of the Federal Food, Drug, and Cosmetics Act. Violations of the Federal Food, Drug, and Cosmetics Act, Public Health Service Act, or regulatory requirements at any time during the product development process, approval process, or after approval may result in agency enforcement actions, including voluntary or mandatory recall, license suspension or revocation, premarket approval withdrawal, seizure of products, fines, injunctions, and/or civil or criminal penalties. Any agency enforcement action could have a material adverse effect on us.

The advertising of our products will also be subject to regulation by the Federal Trade Commission, under the FTC Act. The FTC Act prohibits unfair methods of competition and unfair or deceptive acts in or affecting commerce. Violations of the FTC Act, such as failure to have substantiation for product claims, would subject us to a variety of enforcement actions, including compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, and restitution. Violations of FTC enforcement orders can result in substantial fines or other penalties.

Employees
---------

We have no employees other than Mr. Jesky, our President. He plans to devote 5-10 hours per week of his time to our business. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer/director on a voluntary basis, without compensation.

Description of Property
-----------------------

Our offices are currently located at 2859 Aliso, Las Vegas, Nevada 89074. The office space is provided to the Company by our sole officer at no cost to the Company. Our officer will not seek reimbursement for past office expenses.


                             LEGAL PROCEEDINGS
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.


            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officers and directors and their respective ages as of June 14, 2007 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
T. J. Jesky                  60    President, Secretary and Director

The business address for our officers/directors is: c/o IVPSA Corporation, 2859 Aliso, Las Vegas, Nevada 89074.

Set forth below is a brief description of the background and business experience of our sole officer/director for the past five years.


Biography of T. J. Jesky, President/CFO/Secretary/Director
----------------------------------------------------------

The Company is managed by T. J. Jesky, who has 22-years experience in the pharmaceutical industry. He is a former Division Manager for Procter & Gamble Pharmaceuticals. He began his pharmaceutical career in 1973 with Norwich Pharmacal, whose headquarters were based in Norwich, New York. This company subsequently changed its name to Norwich Eaton, and in 1981 it was purchased by Procter & Gamble. Norwich Eaton subsequently changed its name to Procter & Gamble Pharmaceuticals. Mr. Jesky held various positions in the company, including but not limited to: District Manager, Key Account Manager, Hospital Manager, Region Manager, Division Manager for U.S., Canada and Puerto Rico.
He resigned from Procter & Gamble in 1995. He became President, CEO and sole stockholder of Studebaker's, Inc. a restaurant/nightclub and real estate holding company in Arizona. He privately sold this business in 1997. In 1997 through 1998, he owned and operated a restaurant consulting business, named Ionosphere, Inc. In 1998, he resigned from the Company when it was acquired by Axonyx, Inc. which is currently trading on the NASDAQ National Market. From 1996 through 1999 he was President and Chairman of the Board of Boppers Holdings, Inc., a Nevada Corporation real estate business; he resigned from the Company when it was acquired by e-Smart Technologies, Inc. which is currently listed on the Pink Sheets. In August, 1998, Mr. Jesky founded Barrington Laboratories, Inc., he resigned from the Company when it was acquired by ModernGroove Entertainment, in January, 2001 and subsequently acquired by Immediatek, Inc. Immediatek is currently traded on the OTC-BB. From February, 2000 to March, 2007, he has held the position as President/Director of Eaton
Laboratories, Inc.   Eaton Laboratories is currently traded on OTC-BB under
the stock symbol ETLB. From August 14, 2006 (inception) to present, he has held the position as President/Director of IVPSA Corporation. IVPSA Corporation was a subsidiary of Eaton Laboratories.

Education and Associations
--------------------------

Bachelor of Arts Degree in Marketing and Retailing from Bradley University, Peoria, IL, Graduated, May, 1969.
Universidad Nacional Autonoma de Mexico, Mexico City, Mexico, Licenciado en Derecho, 1970.
Associations: Foro Profecional de Abogados de Saltillo, A.C., Coahuila, Mexico; Colegio de Abogados de Laguna, A. C., Coahuila, Mexico.

Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Compensation
------------

We presently do not pay our officer/director any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


EXECUTIVE COMPENSATION
----------------------

Summary Compensation
---------------------

As a result of our the Company's current limited available cash, no officer or director received compensation since August 14, 2006 (inception) of the company through June 14, 2007. IVPSA has no intention of paying any salaries at this time. IVPSA intends to pay salaries when cash flow permits.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through June 14, 2007.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors
------------------------------------
Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation
-----------------------------------

We do not pay to our directors any compensation for serving as a director on our board of directors. We do not pay to our director or officer any salary or consulting fee.

Employment Agreements
---------------------

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Equity Incentive Plan
---------------------

We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Mr. T. J. Jesky is the board's financial expert member.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.


                  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------

The company's sole officer/director has contributed office space for our use for all periods presented. There is no charge to us for the space.

Our officer/director can be considered a promoter of IVPSA Corporation in consideration of his participation and managing of the business of the company.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Mr. Jesky, our sole officer/director will be the largest shareholder of IVPSA
Corporation   He was the former President of Eaton Laboratories from
February 2, 2000 (inception) until March 31, 2007. He owns 36.7% of IVPSA common stock and simultaneously owns 9.1% of Eaton's common stock. This relationship could create, or appear to create, potential conflicts of interest when Eaton Laboratories is faced with decisions that have different implications for IVPSA and Eaton, such as potential business acquisitions to be made by IVPSA or disputes arising out of any agreements between the two companies. IVPSA does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table lists, as of June 14, 2007, the number of shares of Common Stock beneficially owned by (i)each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,873,750 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                                                     Amount
Title     Name and Address                           of shares      Percent
of        of Beneficial                              held by          of
Class     Owner of Shares         Position           Owner          Class(1)
----------------------------------------------------------------------------
Common     T. J. Jesky (2)        Pres./Director     4,000,000       36.7%
Common     Mark DeStefano (3)     Shareholder        3,500,000       32.2%
---------------------------------------------------------------------------
All Executive Officers, Directors
as a Group  (1 person)                               4,000,000       36.7%

(1) The percentages listed in the Percent of Class column are based upon 10,873,750 issued and outstanding shares of Common Stock.
(2)  T. J. Jesky, 1515 E. Tropicana, Suite 710-U, Las Vegas, NV 89119.
(3)  Mark DeStefano, 500 N. Rainbow, Suite 300, Las Vegas, NV  89107.


We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                                THE DISTRIBUTION
                                ----------------

Introduction
------------

In October 2006, Eaton Laboratories' board of directors declared a distribution payable to the holders of record of outstanding Eaton Laboratories common stock at the close of business on October 30, 2006, (the "Record Date"). The IVPSA Corporation stock dividend was based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date.

IVPSA was a wholly-owned subsidiary of Eaton Laboratories. As a result of the Distribution,100% of the outstanding IVPSA Common Stock will be distributed to Eaton Laboratories stockholders. Immediately following the Distribution, Eaton Laboratories and its subsidiaries will not own any shares of IVPSA Common Stock and IVPSA will be an independent company. The IVPSA Common Stock was distributed by stock certificates, issued by Empire Stock Transfer, our stock transfer agent.

Eaton has been engaged in the development of a generic pharmaceutical product since 2000. Eaton management decided not to focus its business in the medical device industry. As such, IVPSA's business was formed from the
contribution by Eaton of its medical device operations.   The management of
Eaton declared October 30, 2006 as the effective date of the distribution of its spin off dividend.

Following the Distribution, IVPSA will own and operate Eaton's medical device operations. Concurrently with the Distribution, Eaton intends to contribute the majority of its remaining business lines into IVPSA and intends to distribute the stock to its stockholders. Following the Distribution, IVPSA may seek to expand its operations through additional research and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of IVPSA. IVPSA may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, IVPSA has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

IVPSA' principal executive offices are located at 2859 Aliso, Henderson, Nevada 89074.


Reasons for the Distribution
----------------------------

The board of directors and management of Eaton believe that the Distribution is in the best interests of Eaton and its stockholders. Eaton believes that the Distribution will enhance value for Eaton stockholders and that the spin off of the medical device business into IVPSA has provided greater access to capital by allowing the financial community to focus solely on IVPSA as a stand alone company.

In determining the terms of the spin off of the medical device business and the Distribution, the board considered the ability of Eaton to satisfy its working capital needs as a whole as against the ability of the medical device business to satisfy its capital needs as a stand alone company. Eaton's present business plan is to become a distribution company for on-board hydrogen generating and injections systems, and, in order to effectuate that business plan, Eaton would need to significantly expand its research and development and hire different types of personnel. In addition, the Eaton's board believed that, as a result of each company's business plan, the medical device business as a stand-alone company would more easily be able to obtain financing from third parties. In order to avoid any potential conflict of interest, Eaton and IVPSA currently have different management and different directors.



                    MANNER OF EFFECTING THE DISTRIBUTION
                    ------------------------------------

The Distribution will be made on the basis of one share of IVPSA Corporation Common Stock for one share of Eaton Laboratories common stock outstanding on the Record Date. This includes a total of 10,873,750 common shares. At the time of the Distribution, the shares of IVPSA Common Stock to be distributed will constitute 100% of the outstanding IVPSA Common Stock. Immediately following the Distribution, Eaton Laboratories will not own any IVPSA Common Stock and IVPSA will be an independent public company.

The shares of IVPSA Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 46.

Eaton Laboratories and IVPSA have notified their stock transfer agent to issue IVPSA stock certificates of the common shares to the IVPSA Corporation shareholders on November 1, 2006. Following the Distribution, each record holder of Eaton Laboratories stock on the Record Date received from the Transfer Agent a share certificate of IVPSA Common Stock in the stockholder's name based on the same number of Eaton shares owned. If you were not a record holder of Eaton stock because your shares were held on your behalf by your stockbroker or other nominee, your shares of IVPSA Common Stock should have been credited to your account with your stockbroker or nominee on November 1, 2006.

No Eaton stockholder will be required to pay any cash or other consideration for the shares of IVPSA Common Stock received in the Distribution, or to surrender or exchange Eaton Laboratories shares in order to receive shares of IVPSA Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding Eaton Laboratories shares. No vote of Eaton Laboratories stockholders is required or sought in connection with the Distribution, and Eaton Laboratories stockholders will have no appraisal rights in connection with the Distribution.

In order to receive shares of IVPSA Common Stock in the Distribution, Eaton Laboratories stockholders must be stockholders at the close of business on October 30, 2006, the Record Date.

Results of the Distribution
---------------------------

After the Distribution, IVPSA Corporation will be a separate public company operating the medical device business formerly operated by Eaton Laboratories. Based on the original 10,873,750 common shares of Eaton Laboratories shares Outstanding. IVPSA expects to have approximately 100 holders of record of IVPSA Common Stock, and 10,873,750 common shares of IVPSA Corporation common stock outstanding, immediately after the Distribution. The Distribution will not affect the number of outstanding Eaton Laboratories shares or any rights of Eaton Laboratories stockholders.

Listing and Trading of the IVPSA Common Stock
------------------------------------------------------

Neither IVPSA nor Eaton Laboratories makes recommendations on the purchase, retention or sale of shares of Eaton Laboratories common stock or shares of IVPSA' Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

If you do decide to purchase or sell any Eaton Laboratories or IVPSA Corporation shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell Eaton Laboratories common stock or IVPSA Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

There is not currently a public market for the IVPSA Corporation Common Stock. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC.
The shares of IVPSA Corporation common stock distributed to Eaton Laboratories stockholders will be freely transferable, except for (1) shares of IVPSA common stock received by persons who may be deemed to be affiliates of IVPSA under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of IVPSA Common Stock received by persons who hold restricted shares of Eaton Laboratories common stock. Persons who may be deemed to be affiliates of IVPSA after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with IVPSA and may include certain directors, officers and significant stockholders of IVPSA Corporation. Persons who are affiliates of IVPSA will be permitted to sell their shares of IVPSA Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

Following the Distribution, Eaton Laboratories expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "ETLB." Even though Eaton is currently a publicly held company, there can be no assurance as to whether an active trading market for Eaton common stock will be maintained after the Distribution or as to the prices at which the Eaton common stock will trade. Eaton stockholders may sell their Eaton common stock following the Distribution. Whether an active trading market for Eaton common stock will be maintained after the Distribution and the prices for Eaton common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Eaton's results of operations, what investors think of Eaton and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the IVPSA Common Stock and/or Eaton common stock.

Admission to Quotation on the OTC Bulletin Board
------------------------------------------------

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualified for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.


Penny Stock Regulations
-----------------------

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

                      FEDERAL INCOME TAX CONSIDERATIONS
                      ---------------------------------

General
-------

The following discusses U.S. federal income tax consequences of the spin-off transactions to IVPSA Corporation stockholders who hold IVPSA common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended as a complete description of all tax consequences of the spin-off, and in particular may not address U.S. federal income tax considerations applicable to IVPSA stockholders who are subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example:

o foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia);

o  financial institutions;

o  dealers in securities;

o traders in securities who elect to apply a market-to-market method of accounting;

o  insurance companies;

o  tax-exempt entities;

o holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and;

o holders who hold IVPSA common stock as part of a hedge, straddle, conversion or constructive sale.

Further, no information is provided in this Prospectus with respect to the tax consequences of the spin-off under applicable foreign or state or local laws. IVPSA Corporation stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

We believe that the distribution will not qualify as a tax-free distribution because we do not believe it meets the requirements of Section 355 of the Code. Based upon the assumption that the spin-off fails to qualify as a tax-free distribution under Section 355 of the Code, then each IVPSA Corporation stockholder receiving our shares of common stock in the spin-off generally would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of our common stock when received. This would result in:

o a dividend to the extent paid out of IVPSA's current and accumulated earnings and profits at the end of the year in which the spin-off occurs; then

o a reduction in your basis in IVPSA common stock to the extent that the fair market value of our common stock received in the spin-off exceeds your share of the dividend portion of the distribution;

o   referenced above; and then

o gain from the sale or exchange of IVPSA's common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis;

o each shareholder's basis in our common stock will be equal to the fair market value of such stock at the time of the spin-off. If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the distribution date. However, if a public trading market for our shares does not exist on the distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value and other recognized criteria of value.

Following completion of the distribution, information with respect to the allocation of tax basis among IVPSA Corporation and our common stock will be made available to the holders of IVPSA common stock.

Back-up Withholding Requirements
--------------------------------

U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

o is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

o provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules

A stockholder who does not supply IVPSA with his, her or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption. If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder's shares will be reported annually to the I.R.S. and to the stockholder.

                     FEDERAL SECURITIES LAWS CONSEQUENCES
                     ------------------------------------

Of the 10,873,750 shares of Eaton Laboratories common stock distributed to IVPSA stockholders in the spin-off, following the effectiveness of this registration statement, all 10,873,750 shares will be freely transferable under the Act, except for those securities received by persons who may be deemed to be affiliates of IVPSA under Securities Act rules. Persons who may be deemed to be affiliates of IVPSA after the spin-off generally include individuals or entities that control, are controlled by or are under common control with IVPSA Corporation, such as our directors and executive officers. Approximately 7,500,000 shares of our common stock will be held by affiliates after completion of the spin-off.

Persons who are affiliates of IVPSA generally will be permitted to sell their shares of IVPSA common stock received in the spin-off only pursuant to Rule 144 under the Securities Act. However, because the shares received in the spin-off are not restricted securities, the holding period requirement of Rule 144 will not apply. As a result, IVPSA common stock received by IVPSA affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding IVPSA common stock or the average weekly trading volume for IVPSA common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule144).

                           DESCRIPTION OF SECURITIES
                           -------------------------

General
-------

Our authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share. At June 14, 2007, there were 10,873,750 common shares outstanding which were held by approximately one hundred (100) stockholders of record. There are 5,000,000 preferred shares authorized and none issued.

Common Stock
------------

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty-one percent (51%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares Of our common stock.

Convertible Securities
----------------------

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws
-------------------------

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


Expenses of Issuance and Distribution
-------------------------------------

We have agreed to pay all expenses incident to the distribution to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    7
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,000
Printing*                                                       $  293
                                                                ------
Total                                                           $2,300
                                                                ======

*Estimated Expenses.


                                  DIVIDEND POLICY
                                  ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.


                                 TRANSFER AGENT
                                 --------------

We are currently utilizing the services of Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, Telephone: 702-818-5898. Empire serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.


                                   LEGAL MATTERS
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     EXPERTS
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel
-------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or distribution of the common stock was employed on a contingency basis or had, or is to receive, in connection with the distribution, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of IVPSA Corporation in consideration of her participation and managing of the business of the company since its incorporation.



                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS
                              --------------------

                              IVPSA Corporation




TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------



                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           -------------------------------------------------------

To the Board of Directors
IVPSA Corporation.
(A Development Stage Company)

We have audited the accompanying balance sheet of IVPSA Corporation. as of March 31, 2007 and December 31, 2006 and the related statements of operations, stockholders' equity and cash flows from Inception August 14, 2006 through March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IVPSA Corporation. as of March 31, 2007 and December 31, 2006 and the results of its operations and its cash flows from Inception August 14, 2006 through March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    May 22, 2007

             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702) 253-7511 Fax (702) 253-7501

                              IVPSA Corporation
                       (A Development Stage Company)
                               Balance Sheets
                                     for
                     March 31, 2007 and December 31, 2006



Balance Sheets

                                                      March 31,    December 31,
                                                        2007           2006
                                                    -------------  ------------
Assets

Current assets:
   Cash and equivalents                             $          -   $         -
                                                    -------------  ------------
     Total current assets                                      -             -

                                                    $          -   $         -
                                                    =============  ============

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                             -             -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, 10,873,750 shares
    issued and outstanding as of 03/31/07 and
    12/31/06, respectfully                                10,873        10,873
   Additional paid-in capital                             25,557       (10,443)
   (Deficit) accumulated during development
    stage                                                (36,430)         (430)
                                                    -------------  ------------
                                                    $          -   $         -
                                                    =============  ============


   The accompanying notes are an integral part of these financial statements.

                             IVPSA Corporation
                       (A Development Stage Company)
                          Statement of Operations
                 For the three months ended March 31, 2007
    For the Period from August 14, 2006 (Inception) to March 31, 2007



Statement of Operations

                                                                  August 14,
                                                 For the three       2006
                                                 months ended   (inception) to
                                                    March 31,       March 31,
                                                      2007            2007
                                                 -------------  --------------
Revenue                                          $          -   $           -
                                                 -------------  --------------

Expenses:

Option Contract                                        36,000          36,000
Incorporating Expenses                                      -             430
                                                 -------------  --------------
   Total expenses                                      36,000          36,430
                                                 -------------  --------------

Net income (loss)                                $    (36,000)  $     (36,430)
                                                 =============  ==============

Weighted average number of
 common shares outstanding                         10,873,750
                                                 =============

Net income (loss) per share                      $      (0.00)
                                                 =============


  The accompanying notes are an integral part of these financial statements.

                             IVPSA Corporation
                       (A Development Stage Company)
              Statements of Changes in Stockholders' Equity
    For the period August 14, 2006 (Date of Inception) to March 31, 2007




Statements of Changes in Stockholders' Equity


                                                    (Deficit)
                                                   Accumulated
                          Common Stock   Additional  During       Total
                       ------------------ Paid-in  Development Stockholders'
                         Shares   Amount  Capital    Stage        Equity
                       ---------- ------- -------- ---------- --------------
August 14, 2006
Stock issued as
a dividend from
Eaton Laboratories     10,873,750  10,873  (10,873)                       -

Donated capital                                430                      430

Net (loss) for the
year ended
December 31, 2006                                       (430)          (430)
                       ---------- ------- -------- ---------- --------------

Balance,
December 31, 2006      10,873,750  10,873  (10,443)     (430)             -

Donated capital                             36,000                    36,000

Net income (loss) for
the period ended
March 31, 2007                                       (36,000)        (36,000)
                       ---------- ------- -------- ---------- ---------------

Balance,
March 31, 2007         10,873,750  10,873   25,557   (36,430)             -
                       ========== ======= ======== ========== ==============

  The accompanying notes are an integral part of these financial statements.

                             IVPSA Corporation
                       (A Development Stage Company)
                          Statement of Cash Flow
                 For the three months ended March 31, 2007
     For the Period from August 14, 2006 (Inception) to March 31, 2007


Statement of Cash Flow

                                                                  August 14,
                                                 For the three       2006
                                                 months ended   (inception) to
                                                    March 31,       March 31,
                                                      2007            2007
                                                 -------------  --------------
Cash flows from operating activities:
Net (loss)                                       $    (36,000)  $     (36,430)
                                                 -------------  --------------
Net cash provided by operating activities             (36,000)        (36,430)
                                                 -------------  --------------

Cash flows from financing activities:
Donated capital                                        36,000          36,430
                                                 -------------  --------------
Net cash provided by financing activities              36,000          36,430
                                                 -------------  --------------

Net increase (decrease) in cash                             -               -
Cash - beginning                                            -               -
                                                 -------------  --------------
Cash - ending                                    $          -   $           -
                                                 =============  ==============

Supplemental disclosures:
   Interest paid                                 $          -   $           -
                                                 =============  ==============
   Income taxes paid                             $          -   $           -
                                                 =============  ==============

  The accompanying notes are an integral part of these financial statements.

                                IVPSA Corporation
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 1.   General Organization and Business

The Company was organized August 14, 2006 (Date of Inception) under the laws of the State of Nevada, as IVPSA Corporation. The Company was incorporated as a wholly owned subsidiary of Eaton Laboratories, Inc., a Nevada corporation.

Eaton Laboratories decided to spin off its IVPSA subsidiary in the form of a stock dividend. On November 1, 2006, the record shareholders of Eaton received one (1) common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned. The IVPSA Corporation stock dividend was be based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date.

Eaton retained no ownership in IVPSA Corporation following the spin off. IVPSA Corporation is no longer a subsidiary of Eaton Laboratories.

NOTE 2.    Summary of Significant Accounting Practices

The Company has no cash assets or liabilities as of March 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

                               IVPSA Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition
-------------------
The Company recognizes revenue on an accrual basis as it invoices for services.


Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected December 31 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

                                IVPSA Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements

NOTE 2.    Summary of Significant Accounting Practices (Continued)

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. If the financing does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

NOTE 4 - Stockholders' equity

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

The Company was a subsidiary of Eaton Laboratories, Inc. On November 1, 2006, the record shareholders of Eaton received a spin off dividend of one (1) common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned.

As of March 31, 2007, IVPSA Corporation has 10,873,750 of its common stock issued and outstanding and none of its preferred stock issued nor outstanding.

There have been no other issuances of common stock.

                                IVPSA Corporation
                          (A Development Stage Company)
                          Notes to Financial Statements



NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%

                                IVPSA Corporation
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.

NOTE 8.   Recent Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or
(d) is required to be made pursuant
to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    7
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,000
Printing*                                                       $  293
                                                                ------
Total                                                           $2,300
                                                                ======

*Estimated expenses


Recent Sales of Unregistered Securities
---------------------------------------

IVPSA Corporation was a wholly-owned subsidiary of Eaton Laboratories. During the last three years, the only shares issued during this period were issued to Eaton Laboratories and Eaton Laboratories issued no shares during this time period.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation              This filing
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant               This filing
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.        This filing
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        10.1          Exclusive Option Agreement between     This filing
                      IVPSA Corporation and the Cleveland
                      Clinic, dated March 15, 2007
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,         This filing
                      Chartered May 22, 2007
                      audit
-------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.        This filing
                      (included in Exhibit 5.1).
-------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on        This filing
                      the signature page of this
                      registration statement)
-------------------------------------------------------------------------

                                  UNDERTAKINGS
                                  ------------

Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and


(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dana Washington, her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  June 14, 2007              By:  /s/ T. J. Jesky
       ------------               ---------------------------------------
                                           T. J. Jesky
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Henderson, Nevada on June 14, 2007.

                                  IVPSA CORPORATION

                                  By:  /s/ T. J. Jesky
                                       ---------------------------------------
                                           T. J. Jesky
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)

                                  EXHIBIT INDEX
                                  -------------

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation              This filing
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant               This filing
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.        This filing
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        10.1          Exclusive Option Agreement between     This filing
                      IVPSA Corporation and the Cleveland
                      Clinic, dated March 15, 2007
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,         This filing
                      Chartered May 22, 2007
                      audit
-------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.        This filing
                      (included in Exhibit 5.1).
-------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on        This filing
                      the signature page of this
                      registration statement)
-------------------------------------------------------------------------